Exhibit 99.1

            ILEX Oncology Reports Strong Q2 2003 Results;
          Company Improves 2003 Guidance Based on Continued
                       Growth in CAMPATH Sales


    SAN ANTONIO--(BUSINESS WIRE)--July 21, 2003--ILEX(tm) Oncology Inc. (Nasdaq:ILXO) today reported that global net sales of CAMPATH(R)/MABCAMPATH(R) (alemtuzumab) recorded by Schering AG, Germany (NYSE:SHR) (FSE:SCH) and its U.S. affiliate Berlex Laboratories Inc. reached $23.3 million during the second quarter of 2003, the fourth consecutive quarter of sales growth.
    "Since Berlex estimates an inventory stocking effect of approximately $7 million in the U.S., we believe that global sales for the second quarter of 2003 excluding the effect of such stocking were $16-$17 million, representing growth of approximately 20% from the first quarter of this year," said ILEX President and CEO Jeff Buchalter. "We are very encouraged by the continued momentum in CAMPATH sales and the ongoing commercial efforts of our partners, Schering AG and Berlex."
    ILEX's product profit and royalty generated from the global net sales totaled $8.6 million for the second quarter of 2003.
    For the first six months of 2003, global net sales of CAMPATH totaled $37.2 million, compared to $22.2 million in the first six months of 2002. Based on these first half performance trends, ILEX now anticipates that full year 2003 CAMPATH global net sales will exceed $60 million, compared to its original estimate of sales in excess of $50 million. ILEX is also improving its guidance for total company revenue in 2003 to $27 to $29 million, as compared to its original estimate of $23 to $25 million.
    Based on the strong first half CAMPATH sales and the company's continued focus on managing costs, ILEX is improving its net earnings guidance for the full year 2003 to a loss of $1.30 to $1.35 per share, as compared to its original estimate of a loss of $1.36 to $1.40 per share.

    Q2 and First Half 2003 Financial Data

    For the second quarter ended June 30, 2003, ILEX reported a net loss of $8.8 million, or a loss of $0.27 per share. That compares to analysts' consensus estimate of a loss of $0.32 per share. These 2003 results compare to a net loss of $15.5 million, or a loss of $0.48 per share, in the second quarter of 2002. These results were benefited by the inventory stocking effect noted above.
    For the first six months of 2003, the company's net loss was $33.7 million, or $1.03 per share, which includes a non-recurring net charge of $16.5 million recorded in the first quarter. Excluding this charge, the company's non-GAAP net loss for the first six months of 2003 was $17.2 million, or a loss of $0.53 per share. This charge and the company's rationale for such disclosure are detailed in the attached table of the reconciliation of the GAAP to non-GAAP net loss. These 2003 results compare to a net loss of $24.6 million, or a loss of $0.76 per share, in the first six months of 2002.

    Revenue

    Total revenue for the second quarter of 2003 was $10.1 million, compared to $7.4 million in the second quarter of 2002. For the first six months of 2003, revenue totaled $18.8 million, compared to $15.7 million for the same period last year. In line with the company's product-driven strategy, 2003 revenue was derived primarily from the contribution from CAMPATH. This more than offset the expected decline in contract research revenue as a result of the company's ongoing transition out of the contract research business.
    The CAMPATH sales contribution, identified as product profit and royalty revenues in the company's statements of operations, increased to $8.6 million in the second quarter of 2003 from $2.1 million in the same period of 2002. For the first six months of 2003, ILEX's CAMPATH sales contribution increased to $13.1 million from $5.1 million in the same period last year.
    As anticipated, contract research revenue decreased to $0.5 million in the second quarter of 2003 from $2.6 million in last year's second quarter. For the first six months of 2003, contract research revenue decreased to $1.1 million from $5.9 million in the same period a year ago.

    Research and Development

    Commenting on the company's clinical development programs, Buchalter said, "Based on encouraging data recently published, our research and development investments continue to be focused primarily on CAMPATH, clofarabine and our newly emerging compound, ILX-651. We expect data next year from other compounds in our pipeline, such as APOMINE(tm) and NM-3, and will be in a better position to evaluate their future potential."
    R&D expense totaled $11.9 million for the second quarter of 2003 as compared to $12.1 million for the same period of 2002. For the first six months of 2003, R&D expense totaled $22.5 million as compared to $23.0 million in the same period of 2002.

    Selling, General and Administrative (SG&A)

    SG&A expense totaled $3.2 million in the second quarter of 2003 compared with $2.9 million in the same quarter of 2002. For the first six months of 2003, SG&A expense increased to $6.9 million from $5.8 million in 2002.

    Cash and Marketable Securities

    As of June 30, 2003, ILEX had $153.3 million in cash and marketable securities.

    Recent Operational Achievements

    Notable non-financial achievements include:

    -- Presentation or publication of approximately 20 research abstracts on CAMPATH, clofarabine, ILX-651 and NM-3 at the American Society of Clinical Oncology meeting in late May.

    -- Presentation of more than 20 abstracts on CAMPATH's use in solid organ transplantation at the American Transplant
        Congress meeting in late May.

    -- Presentation of approximately 20 abstracts related to various ILEX compounds or targets at the American Association for Cancer Research meeting in July.

    -- European Commission approval to add survival data to the label for MABCAMPATH in the European Union.

    -- Continued enrollment in the company's global, multi-center Phase II trial of CAMPATH vs. Rebif(R) in treatment-naive patients with relapsing/remitting MS.

    -- Continued progress in patient enrollment in the company's global, multi-center Phase III trial of CAMPATH vs.
        chlorambucil in previously untreated CLL patients.

    -- Agreement to license two research platforms focused on lipids to QuatRx Pharmaceuticals in Ann Arbor, Mich.

    Q2 2003 Conference Call

    ILEX management will review the company's second quarter results at the regularly scheduled quarterly earnings conference call at 10:00 a.m. Eastern Time on Monday, July 21. The public can listen to the call live from the Investors section of the ILEX Web site at www.ilexonc.com. In addition, a replay of the call will be available at the same address beginning approximately two hours after the live call. The replay will be available for at least a week.

    About ILEX

    Founded in 1994 as an oncology drug development company, ILEX is strategically positioned to become a product-driven biopharmaceutical company, focused primarily in oncology. ILEX has a marketed product, CAMPATH(R) in the United States and MABCAMPATH(R) in the European Union, and is advancing an innovative and diversified pipeline of compounds focused on the treatment of cancer. The ILEX pipeline comprises product candidates at various stages of clinical development, including cytotoxic and cytostatic agents with novel mechanisms of action, monoclonal antibodies, angiogenesis inhibitors and signal transduction inhibitors. ILEX maintains a core competency in oncology drug development, with locations in San Antonio, Texas, and Guildford, England. ILEX also conducts research in angiogenesis inhibition, cell signaling, medicinal chemistry and nuclear receptor biology at its laboratories in Boston, Mass., and Geneva, Switzerland. Further information about ILEX can be found on the company's Web site at www.ilexonc.com.

    Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in ILEX's compounds under development in particular; market acceptance of CAMPATH(R); the ability to expand the number and scope of the indications for which CAMPATH(R) is approved; the potential failure of ILEX's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of ILEX's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change ILEX's business, structure or projections; the ability of ILEX to predict its future expenses and capital needs; the development of competing products; uncertainties related to ILEX's dependence on third parties and partners; and those risks described in ILEX's Form 10-K for the year ended Dec. 31, 2002, and in other filings made by ILEX with the SEC. ILEX disclaims any obligation to update these forward-looking statements.



                          ILEX ONCOLOGY INC.
                       STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (unaudited)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------ --------------------
                                 2003     2002      2003      2002
                               -------- --------- --------- ---------
REVENUE:
 Product profit and royalty     $8,559    $2,122   $13,058    $5,121
 Product development               859     2,261     4,211     3,984
 Contract research services        464     2,550     1,094     5,926
 Other                             245       495       449       668
                               -------- --------- --------- ---------
   Total revenue                10,127     7,428    18,812    15,699
                               -------- --------- --------- ---------

OPERATING EXPENSES:
 Research and development
  costs                         11,920    12,089    22,532    23,023
 Licensing costs                 1,453     4,675     2,011     5,134
 Selling, general and
  administrative                 3,154     2,949     6,874     5,837
 Direct cost of research
  services                         309     1,727       749     3,716
 Depreciation and amortization   2,039     1,817     3,856     3,678
 Settlement charge                  --        --    16,500        --
                               -------- --------- --------- ---------

   Total operating expenses     18,875    23,257    52,522    41,388
                               -------- --------- --------- ---------
OPERATING LOSS                  (8,748)  (15,829)  (33,710)  (25,689)

OTHER INCOME (EXPENSE):
 Interest income and other       1,157     2,158     2,363     4,679
 Interest expense               (1,145)   (1,808)   (2,289)   (3,579)
                               -------- --------- --------- ---------

LOSS BEFORE INCOME TAXES        (8,736)  (15,479)  (33,636)  (24,589)
 Provision for foreign income
  taxes                            (56)       (7)      (77)      (19)
                               ======== ========= ========= =========

NET LOSS                       $(8,792) $(15,486) $(33,713) $(24,608)
                               ======== ========= ========= =========

BASIC AND DILUTED NET LOSS PER
 SHARE                          $(0.27)    $(.48)   $(1.03)    $(.76)
                               ======== ========= ========= =========

WEIGHTED AVERAGE NUMBER OF
 SHARES OF COMMON STOCK
 OUTSTANDING                    32,737    32,476    32,659    32,423
                               ======== ========= ========= =========




             RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
       AND LOSS PER SHARE FOR THE SIX MONTHS ENDED JUNE 30, 2003
              (in thousands, except per share amounts)
                             (unaudited)
                                               Net Loss      Loss
                                                           per share

GAAP net loss and loss per share               $(33,713)      $(1.03)
Settlement charge                                16,500         0.50
                                              ----------  -----------
Non-GAAP net loss and loss per share           $(17,213)      $(0.53)
                                              ==========  ===========

    The Company's management believes that this non-GAAP information is useful for investors as it excludes the significant, unusual settlement. Excluding the settlement from our GAAP net loss provides users of the Company's financial statements an important insight into our net results and the related trends which are affecting our core business. Non-GAAP net loss and loss per share should not be considered in isolation and are not intended to represent an alternative measure of operating or net results or any other measure of performance determined in accordance with GAAP.


                         ILEX ONCOLOGY INC.
                     CONSOLIDATED BALANCE SHEETS
         (in thousands, except share and per share amounts)

                                             June 30,    December 31,
                                               2003          2002
                                            -----------  ------------
                                            (unaudited)
CURRENT ASSETS:
Cash and cash equivalents                      $40,170       $29,679
Investments in marketable securities           105,847       123,591
Restricted investments                             976           976
Accounts receivable, net of allowance for
 doubtful accounts of $23 and $30 in 2003
 and 2002, respectively                            856         1,025
Accounts receivable from Schering AG            11,339         4,701
Other receivables                                2,115         3,500
Prepaid expenses and other                       2,975         2,273
                                            -----------  ------------
Total current assets                           164,278       165,745
                                            -----------  ------------

NON-CURRENT ASSETS:
Investments in marketable securities             4,294        34,737
Restricted investments                           2,017         2,017
Completed technology asset, net of
 accumulated amortization of $6,943 and
 $4,629 in 2003 and 2002, respectively
                                                57,857        60,171
Other intangible assets, net of accumulated
 amortization of $339 and $200 in 2003 and
 2002, respectively                              4,461         2,600
 Property and equipment, at cost, net of
  accumulated depreciation of $9,142 and
  $7,950 in 2003 and 2002, respectively          4,849         5,140
Goodwill, net of accumulated amortization
 of $87 in 2003 and 2002                           213           213
Other assets                                       855           283
                                            -----------  ------------

Total non-current assets                        74,546       105,161
                                            -----------  ------------


TOTAL ASSETS                                  $238,824      $270,906
                                            ===========  ============




                         ILEX ONCOLOGY INC.
                     CONSOLIDATED BALANCE SHEETS
         (in thousands, except share and per share amounts)

                                             June 30     December 31,
                                              2003           2002
                                           -----------   ------------
                                           (unaudited)
CURRENT LIABILITIES:
 Accounts payable --
   Related parties                                 $2           $136
   Other                                        7,203          8,214
 Accrued liabilities --
   Related parties                                394            455
   Other                                        4,933          6,378
 Deferred revenue                               2,824            879
 Advances from Schering AG                         --          2,577
 Note payable                                  58,256         38,099
                                           -----------   ------------

Total current liabilities                      73,612         56,738
                                           -----------   ------------

NON-CURRENT LIABILITIES:
 Deferred revenue                               1,146             --
 Note payable                                  18,287         36,155
 Other non-current liabilities                    747            771
                                           -----------   ------------

Total non-current liabilities                  20,180         36,926
                                           -----------   ------------

TOTAL LIABILITIES                              93,792         93,664
                                           -----------   ------------

STOCKHOLDERS' EQUITY:
 Preferred stock, $0.01 par value;
  20,000,000 shares authorized; no shares
  issued or outstanding                            --             --
 Common stock, $0.01 par value;
  100,000,000 shares authorized;
  32,800,945 and 32,529,282 issued and
  outstanding in 2003 and 2002,
  respectively                                    329            326
 Additional paid-in capital                   461,998        460,014
 Deferred compensation                           (576)            --
 Accumulated deficit                         (317,143)      (283,430)
 Accumulated other comprehensive income           424            332
                                           -----------   ------------

  Total stockholders' equity                  145,032        177,242
                                           -----------   ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $238,824       $270,906
                                           ===========   ============


    CONTACT: ILEX Oncology Inc., San Antonio
             Craig Tooman or Ann Stevens, 210-949-8417